EXHIBIT 99.1

AntriaBio Appoints David F. Welch, Ph.D. to its Board of Directors

LOUISVILLE, CO – (Marketwired) – June 29, 2015 – AntriaBio, Inc. (“AntriaBio or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation focused on developing novel extended release therapies, announced today the appointment of David F. Welch, Ph.D., President and Co-Founder of Infinera Corporation (NASDAQ:INFN), to the Company’s Board of Directors. Dr. Welch joins AntriaBio’s Board as the Company prepares to conduct clinical studies for its lead product candidate, AB101, a potential once-weekly basal insulin in development for patients with type 1 and type 2 diabetes.

“I am very impressed with AntriaBio’s unique ability to formulate novel extended release therapies for debilitating chronic diseases,” stated Dr. Welch. “The Company is entering into a transformative phase and I look forward to joining the Board and working closely with the management team to achieve key business objectives.”

Dr. Welch is both an experienced entrepreneur and scientist with extensive expertise in building successful companies based on disruptive technologies. Most recently as the Co-Founder of Infinera Corporation, Dr. Welch pioneered photonic integrated circuit technology, which has transformed the field of optical telecommunication networks. His track record for creating shareholder value by leveraging advanced technologies into high-growth and highly profitable businesses is well established with both Infinera Corporation and SDL Inc., where he was Chief Technology Officer and Vice President of Corporate Development. Dr. Welch holds a B.S. in Electrical Engineering from the University of Delaware and a Ph.D. in Electrical Engineering from Cornell University. Dr. Welch is also the founder of Students Matter, a non-profit organization focused on improving public education by protecting the rights of students to equal access to quality education.

“We are delighted to have Dave join our Board. As one of the significant early investors in the Company, he has been a primary contributor to our evolution, and I look forward to obtaining the direct benefit of his technical and entrepreneurial prowess,” stated Nevan Elam, Chairman and Chief Executive Officer. “Dave’s dedication to public service is also noteworthy, as he shares our mission of tackling massive, complex problems such as the pernicious epidemic of diabetes.”

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $11 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio Inc.